UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  August 1, 2007

STRATUS SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15789 (Commission File Number)	22-3499261 (IRS Employer Identification Number)
149 Avenue at the Common, Suite 4 Shrewsbury, New Jersey 07702 (Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (732) 866-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
         Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act
(17 CFR 240.14d-2(b))
         Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act
(17 CFR 240.13e-4 (c))

Section 1	REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01	Entry into Material Definitive Agreement
On August 1, 2007, Transworld Assets, LLC (“Transworld”), a newly formed 51% owned subsidiary of Stratus Services Group, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Green-Tech Assets, Inc. (“Green-Tech”), CC Laurel, Inc. (“CCL” and collectively with Green-Tech, the “Sellers”), Thurston Hartford and Susan Hartford pursuant to which Transworld agreed to purchase substantially all of the assets of the Sellers for a purchase price consisting of:

(i)	$600,000 in cash;
(ii)
a promissory note (the “Note) in the principal amount of $166,828 bearing interest at a rate of five percent (5%) per annum and payable in equal monthly installments of $5,000 each over a 36 month period;

(iii)	2,000,000 shares of the Company’s common stock.
Transworld also agreed to assume approximately $702,479 of specified liabilities in connection with the transaction.

The Company owns the entire Class C membership interest in Transworld which represents a 51% ownership interest in Transworld.  Third party investors own all of the outstanding units representing Class A membership interests (the “Class A LLC Units”) in Transworld which collectively represent a 40% ownership interest in Transworld.  Members of Transworld’s management team and consultants will be issued units representing Class B membership interests in Transworld which will collectively represent a 9% ownership interest.  As of the date of this Report, investors had contributed an aggregate of $1,000,000 to Transworld pursuant to a private placement (the “Private Placement”) of units consisting of 6% notes and Class A LLC Units conducted by Transworld.  The aggregate principal amount of 6% notes issued by Transworld in connection with the Private Placement was $500,000 as of the date of this Report.

Item 2.01	Completion of Acquisition or Disposition of Assets
On August 2, 2007, the acquisition of substantially all of the assets of the Sellers by Transworld (the “Acquisition Transaction”) was completed.  The assets acquired consisted of among others, fixed assets, customer lists and records, contracts and agreements, trade names, computers, computer programs, databases, accounts receivable, inventories and the names “Green-Tech Assets, Inc.” and CC Laurel, Inc.”  The cash portion of the purchase price paid to the Sellers and $423,652 of liabilities satisfied by Transworld at the time of the closing were funded by the proceeds of the Transworld Private Placement and a $100,000 loan made to Transworld which is due on September 30, 2007 and bears interest at a rate of 12% per annum.  The Company has guaranteed the obligations of Transworld under the Note.  The Sellers as well as Thurston Hartford and Susan Hartford, the principal shareholders of the Sellers, have entered into non-competition agreements pursuant to which they agree not to compete with Transworld for a three year period.

As a result of the Acquisition Transaction, Transworld will succeed to the business previously conducted by the Sellers, which consists of the disposal and recycling of electronic and technology assets, software license reclamation, asset auditing and tracking and technology risk management services.  Transworld intends to change its name to Green-Tech Assets, LLC.

Item 3.02	Unregistered Sales of Equity Securities
The Company contributed (or was deemed to have contributed) a total of 5,000,000 shares of its common stock to Transworld.  Of the shares deemed contributed, 2,000,000 shares were issued to Mr. Hartford pursuant to the Asset Purchase Transaction, 500,000 shares are being issued to holders of the Class A membership interests and 1,000,000 shares were issued to holders of the units representing Class B membership interests.  The remaining shares will be retained by Transworld, except for up to 500,000 shares which may be issued to future investors in Transworld.  The Company relied upon the exemption provided by Rule 4(2) of the Securities Act of 1933, as amended, in connection with the issuance of shares described above.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer
In connection with the closing of the Acquisition Transaction, the Company appointed Thurston J. Hartford to its Board of Directors and agreed that during the three (3) year period following the closing of the Asset Acquisition, it will include Mr. Hartford in each slate of nominees proposed to the Company’s shareholders for election to the Board of Directors and recommend his election to such shareholders.  In addition, in consideration for Mr. Hartford’s agreement to provide certain consulting services to Transworld, Transworld has agreed to pay the costs of Mr. Hartford’s family plan COBRA benefits for a period of 18 months and Mr. Hartford will be entitled to participate in the group family medical coverage plan provided by the Company or Transworld to its management for the 18 month period thereafter.

 On August 6, 2007, Michael A. Maltzman and Bernard Freedman were appointed to the Company's Board of Directors.  Mr. Maltzman has served as the Company's Treasurer and Chief Financial Officer since the Company's inception.  Mr. Freedman, a private investor, founded and sold four temporary employment agencies, including Elite Personnel Services, Inc., which he sold to the Company in December 2002.  After giving effect to the issuance of the shares described in Item 3.02 above, Mr. Freedman owns approximately 15% of the Company's outstanding common stock.

Item 9.01	Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired

It is not practicable to provide the financial statements required to be filed as a result of the acquisitions of the assets of the Sellers described in Item 2.01 hereof (the “Financial Statements”) on the date that this report is being filed with the Securities and Exchange Commission.  The Financial Statements will be filed by amendment to this Form 8-K as soon as practicable, but in no event later than October 16, 2007.

(b)	Pro Forma Financial Information

It is not practicable to provide the pro forma financial information required to be filed as a result of the acquisitions of the assets of the Sellers described in Item 2 hereof (the “Pro Forma Information”), on the date that this report is being filed with the Securities and Exchange Commission.  The Pro Forma Information will be filed by amendment to this Form 8-K as soon as practicable, but in no event later than October 16, 2007.

(c)	Exhibits

2.20	Asset Purchase Agreement among Transworld Assets, LLC, Green-Tech Assets, Inc., CC Laurel, Inc., Thurston J. Hartford and Susan Hartford.
10.70	Promissory Note issued by Transworld Assets, LLC to Green-Tech Assets, Inc.
10.71	Guaranty issued by Stratus Services Group, Inc.
10.72	Registration Rights Agreement between Stratus Services Group, Inc. and Thurston J. Hartford.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Services Group, Inc.

Date: August 6, 2007	By:	/s/ Joseph J. Raymond
Name: Joseph J. Raymond
Title: President and Chief Executive Officer